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C2, INC.
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                                                 700 N. Water Street, Suite 1200
                                                      Milwaukee, Wisconsin 53202
                                                        Telephone (414) 291-9000
                                                        Facsimile (414) 291-9061
                                  NEWS RELEASE
FOR IMMEDIATE RELEASE                         CONTACT: WILLIAM T. DONOVAN
OCTOBER 21, 2003                                        PRESIDENT AND CEO
                                                           (414) 291-9000

                       C2, INC. ANNOUNCES RECORD EARNINGS
                      FOR THE THIRD QUARTER OF FISCAL 2003

         Milwaukee, WI -- C2, Inc. (Nasdaq:CTOO) announced today net earnings for the third quarter ended September 30, 2003 totaled $1,568,000 or $0.30 per share ($0.28 per diluted share), which represents a 50.3% increase compared to $1,043,000, or $0.21 per share ($0.20 per diluted share) reported for the same period last year. Consolidated revenues for the three months ended September 30, 2003 totaled $71,095,000, an increase of 7.0%, over those reported for the comparable period last year. Both of C2's operating businesses, Total Logistic Control and Zero Zone, contributed to the increase in revenues and earnings for the quarter.

         Net earnings for the nine months ended September 30, 2003 totaled $2,648,000 or $0.50 per share ($0.48 per diluted share), essentially level with net earnings of $2,657,000, or $0.52 per share ($0.51 per diluted share), reported for the same period last year. Growth in logistic services from TLC in both revenues and earnings contribution were offset by lower volume and earnings from product sales for the period. Consolidated revenues for the nine months ended September 30, 2003 totaled $202,580,000, down 0.9% compared to revenue of $204,435,000 reported for the same period a year ago. Revenues attributable to logistic services year-to-date increased 2.3% over the prior year's comparable period, while revenues from product sales declined 9.4%, reflecting the deferral in spending by retailers experienced in the first half of 2003.

Commenting on the results, William T. Donovan, C2 President and CEO, said, "C2's financial performance for the third quarter reflects a record level of quarterly net earnings and a significant improvement by both TLC and Zero Zone in delivering earnings growth compared to last year's period, as well as sequentially. Our logistic services segment is benefiting from additional term contracts for dedicated facility management projects as well as improved utilization in warehousing and transportation operations. Total Logistic Control is recognized as an industry leader in integrated logistic services and dedicated facility operations. This




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                                                          C2, INC.- NEWS RELEASE
                                                                OCTOBER 21, 2003
                                                                     PAGE 2 OF 4

company is developing a strong earnings profile and 2003 is expected to be the third year in a row of double digit earnings growth. Product sales at Zero Zone have made steady progress in growing revenues and earnings from its low point in the fourth quarter of fiscal 2002. We are seeing increased commitments by Zero Zone's customers in capital spending in retail infrastructure which is contributing to our higher volume as is Zero Zone's refrigeration systems and controls business which has grown significantly since its acquisition in February 2002. Zero Zone is also benefiting from meaningful cost reduction initiatives and production efficiencies. Our outlook for C2's financial performance for the balance of 2003 and beyond is for continued strong growth in revenues and earnings on a comparable basis."

C2, INC. IS A MILWAUKEE-BASED PUBLIC COMPANY WITH TWO OPERATING BUSINESSES, TOTAL LOGISTIC CONTROL AND ZERO ZONE.

TOTAL LOGISTIC CONTROL

         TLC, based in Zeeland, Michigan, is a national provider of integrated logistic services which include refrigerated and dry warehousing, transportation operations, supply chain management, dedicated third-party facility and operations management, food distribution, bottling and packaging and fulfillment services. Operations are conducted through a national network of 41 logistic centers with 36.3 million cubic feet of refrigerated capacity and over 3 million square feet of dry warehouse space making it the eleventh largest provider of refrigerated warehousing services in the United States. TLC operates a fleet of over 425 tractors with over 700 refrigerated and dry trailers with 3 maintenance facilities. TLC recently was cited by Inbound Logistics as a Top 10 Provider of Third Party Logistics Excellence for the sixth year in a row. TLC is a wholly-owned subsidiary of C2, Inc. More information about TLC is available at www.totallogistic.com.

ZERO ZONE

         Zero Zone, headquartered in North Prairie, Wisconsin is a manufacturer of refrigerated and freezer display cases used in grocery, convenience and drug store chains for retail merchandising of food, beverage and floral products. In 2002, Zero Zone acquired Zero Zone Refrigeration which manufactures refrigeration houses and racks to power and control the refrigeration systems, electrical panels, air conditioning and stand-by power for supermarkets, convenience stores and industrial applications. Zero Zone is a wholly-owned subsidiary of C2, Inc. More information about Zero Zone is available at www.zero-zone.com.



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                                                          C2, INC.- NEWS RELEASE
                                                                OCTOBER 21, 2003
                                                                     PAGE 3 OF 4


The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from management's expectations. The forward-looking statements involve risks and uncertainties, including but not limited to:

  * Demand for and profitability of warehousing, transportation, logistic services, refrigerated display cases and refrigeration control systems may be adversely affected by increases in interest rates, adverse economic conditions, increased energy costs, loss of a material customer or vendor, weather or other factors.

  * Growth in volume of services or products may be adversely affected by reduced ability to identify and hire qualified employees.

  * The Company's profitability may be adversely affected by increases in interest rates because a significant portion of the Company's capital structure is debt, a portion, which bears interest at variable interest rates.

  * The Company's profitability may be adversely affected by performance, which does not meet standards established in contractual agreements relating to transportation operations, logistics management, dedicated facility operations and product warranty.

  * Consolidation within the food industry or grocery, drug or convenience retailers could negatively impact the Company's customers.

  * The Company's market share may be adversely affected as a result of new or increased competitive conditions in warehousing, transportation or display case and refrigeration control systems manufacturing.

         Additional information about risks and uncertainties discussed above as well as additional material risks in the Company's business may be found in the Company's Annual Report on Form 10-K for the year 2002 and other filings the Company made from time to time with the Securities and Exchange Commission.

         This and other C2, Inc. news releases and additional corporate data can be found on C2's website at www.c2-inc.com.

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                                                          C2, INC.- NEWS RELEASE
                                                                OCTOBER 21, 2003
                                                                     PAGE 4 OF 4


                                    C2, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

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
                                                            THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                               SEPTEMBER 30,                        SEPTEMBER 30,
                                                      ----------------------------         ----------------------------
                                                         2003              2002               2003              2002
                                                      ----------        ----------         ----------        ----------
Revenues:
  Logistic Services                                   $   53,394        $   50,127         $  152,226        $  148,859
  Product Sales                                           17,701            16,344             50,354            55,576
                                                      ----------        ----------         ----------        ----------
                                                          71,095            66,471            202,580           204,435
                                                      ----------        ----------         ----------        ----------
Costs and Expenses:
  Logistic Expenses                                       46,649            43,824            134,868           131,850
  Cost of Product Sales                                   14,120            13,137             41,307            44,448
  Depreciation and Amortization                            1,952             1,966              5,780             6,077
  Selling, General & Administrative Expense                4,931             4,935             13,746            13,757
                                                      ----------        ----------         ----------        ----------
                                                          67,652            63,862            195,701           196,132
                                                      ----------        ----------         ----------        ----------

Earnings from Operations                                   3,443             2,609              6,879             8,303

Other Income (Expense):
  Interest Expense, net                                     (707)             (840)            (2,222)           (3,012)
  Other Income (Expense)                                       -               121                  -               (18)
                                                      ----------        ----------         ----------        ----------
                                                            (707)             (719)            (2,222)           (3,030)
Earnings before Income Taxes and
  Minority Interest                                        2,736             1,890              4,657             5,273

Income Tax Provision                                       1,168               816              2,009             2,301
                                                      ----------        ----------         ----------        ----------

Net Earnings before Minority Interest                      1,568             1,074              2,648             2,972

Minority Interest                                              -                31                  -               315
                                                      ----------        ----------         ----------        ----------

Net Earnings                                          $    1,568        $    1,043         $    2,648        $    2,657
                                                      ==========        ==========         ==========        ==========

Basic Net Earnings Per Share                          $     0.30        $     0.21         $     0.50        $     0.52
                                                      ==========        ==========         ==========        ==========
Diluted Net Earnings Per Share                        $     0.28        $     0.20         $     0.48        $     0.51
                                                      ==========        ==========         ==========        ==========

Average Number of Shares Outstanding                   5,275,864         5,081,864          5,273,875         5,081,864
Diluted Number of Shares Outstanding                   5,509,397         5,253,109          5,523,021         5,258,795

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